UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2012

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0604593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 1, 2011, Sunoco, Inc. (“Sunoco”) announced that its Board of Directors had declared a special stock dividend to Sunoco shareholders of the shares of common stock, par value $0.01 per share (the “Common Stock”), of SunCoke Energy, Inc. (the “Company”) owned by Sunoco. The distribution of the special stock dividend (the “Distribution”) will be made on January 17, 2012 (the “Distribution Date”) and, upon completion of the Distribution, Sunoco will cease to own any shares of the Company’s Common Stock.

On January 6, 2012, Stacy L. Fox, Michael J. Hennigan, Brian P. MacDonald, Charmian Uy and Dennis Zeleny (collectively, the “Sunoco Directors”) each tendered their resignation as a director of the Company and from all committees of the Board of Directors (the “Board”) upon which he or she served. Ms. Fox served as a member of the Compensation Committee and the Governance Committee; Mr. Hennigan served as a member of the Governance Committee; Mr. MacDonald served as a member of the Audit Committee and the Compensation Committee; and Mr. Zeleny served as a member of the Compensation Committee. Such resignations were delivered in connection with the Distribution and will become effective on the Distribution Date. There are no known disagreements between the Sunoco Directors and the Company on matters relating to the Company’s operations, policies or practices.

(d) On January 6, 2012, the Board elected Karen B. Peetz, James E. Sweetnam and John W. Rowe (collectively, the “New Directors”) as directors of SunCoke. Ms. Peetz and Mr. Rowe will serve in the class of directors whose term expires at the Annual Meeting of Stockholders in 2013. Mr. Sweetnam will serve in the class of directors whose term expires at the Annual Meeting of Stockholders in 2014. The Board appointed Ms. Peetz to serve on the Audit Committee, Mr. Sweetnam to serve on the Compensation Committee and Mr. Rowe to serve on the Compensation Committee and the Governance Committee. The election and appointments of Ms. Peetz and Mr. Sweetnam will become effective on the Distribution Date. The election and appointment of Mr. Rowe will become effective on April 1, 2012.

Ms. Peetz is a Vice Chairman with responsibility for the Financial Markets and Treasury Services group at The Bank of New York Mellon Corporation (“BNY Mellon”). In July 2011, BNY Mellon served as senior co-manager for the Company’s offering of its 7 5/8% Senior Notes due 2019 and earned an underwriting fee of $200,000. Ms. Peetz did not have a direct or indirect material interest in the transaction.

The New Directors will participate in the Company’s compensation program for outside directors, described on pages 172 through 173 of the Company’s Registration Statement on Form S-4 (filed with the Securities and Exchange Commission on December 15, 2011). The New Directors’ compensation will be prorated to reflect the respective commencement dates of their service on the Board. In addition, the New Directors are eligible to enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any such director was elected as a director of the Company.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of the Company’s press release dated January 9, 2012, announcing the resignations of the Sunoco Directors and the elections of the New Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release dated January 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel and
Corporate Secretary

Date: January 9, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated January 9, 2012.